UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

O-I GLASS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHARE OWNERS TO BE HELD ON TUESDAY, MAY 12, 2020

The following Notice of Change of Location and Time relates to the notice of meeting and the accompanying proxy statement (the “Proxy Statement”) of O-I Glass, Inc. (the “Company”), dated April 1, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Share Owners to be held on Tuesday, May 12, 2020 (the “Annual Meeting”). These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to stockholders on or about April 1, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

April 1, 2020

NOTICE OF CHANGE OF LOCATION AND TIME

OF ANNUAL MEETING OF SHARE OWNERS

TO BE HELD ON TUESDAY, MAY 12, 2020

Dear Share Owners,

Due to the public health risks related to the coronavirus disease 2019 (COVID-19), NOTICE IS HEREBY GIVEN that the location and time of the Annual Meeting has been changed. The Annual Meeting will be held by remote communication only, in a virtual meeting format, on Tuesday, May 12, 2020 at 2:00 p.m., Eastern Daylight Time. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials previously distributed in connection with the Annual Meeting, share owners as of March 16, 2020, the record date, are entitled to vote at the Annual Meeting. You can attend the Annual Meeting at www.virtualshareholdermeeting.com/OI2020 and login by entering the 16-digit control number found on your proxy card, voting instruction form or notice that you have previously received. Once admitted, you may participate in the meeting, submit questions, vote or view a list of the share owners entitled to vote at the meeting during the whole time of the Annual Meeting by following the instructions that will be available on the meeting website. The items of business to be considered at the Annual Meeting are the same as set forth in the meeting notice previously mailed or made available to you.

It is important that you read the proxy materials previously distributed, and we encourage you to vote your common stock or submit your proxy promptly in advance of the Annual Meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials that have been previously distributed will not be updated to reflect the change in location or time. You may continue to use the proxy card previously distributed to you to submit your proxy in connection with the Annual Meeting.

By Order of the Board of Directors,

ANDRES A. LOPEZ Chief Executive Officer

MARY BETH WILKINSON Corporate Secretary

INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials

for the Meeting of Share Owners to be Held on Tuesday, May 12, 2020

The Notice of Annual Meeting and Proxy Statement, the Company’s 2019 Annual Report to Share Owners and the Stakeholder Letter are available at www.proxyvote.com. You may find more information about the items to be voted on by stockholders at the Annual Meeting in the Proxy Statement. Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.